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As filed with the Securities and Exchange Commission on April 26, 2010

No. 333-165533

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to
Form S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NEW POWER-ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3679 (Primary Standard Industrial Classification Code Number)	00-0000000 (I.R.S. Employer Identification No.)

740 Calle Plano
Camarillo, California 93012
(805) 987-8741
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Tina McKnight, Esq.
Secretary and General Counsel
740 Calle Plano
Camarillo, California 93012
(805) 987-8741
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
 Jennifer Bellah Maguire, Esq.
Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, California 90071
(213) 229-7000

          Approximate date of commencement of proposed sale to the public: Upon consummation of the reorganization described herein.

          If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value	88,369,957	$3.94	$348,177,631	$24,825

(1)
Based upon an estimate of the maximum number of shares of common stock, $0.001 par value per share, of New Power-One, Inc. that will be exchanged for shares of common stock, $0.001 par value, of Power-One, Inc. pursuant to the reorganization described below.

(2)
Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, and calculated pursuant to Rules 457(c) and 457(f) under the Securities Act of 1933, as amended, based on the average of the high and low prices for Power-One, Inc.'s common stock on March 12, 2010, as reported on The NASDAQ Global Market.

(3)
The full registration fee of $24,825 was paid with the initial filing on March 17, 2010.

          The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file an amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        This Amendment No.3 to the Registration Statement on Form S-4 of New Power-One, Inc. (File No. 333-165533) is being filed solely to file the exhibits listed in the exhibit index hereto as being "Filed herewith."

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

        Section 102(b)(7) of the Delaware General Corporation Law, as amended (the "DGCL"), allows a corporation to include a provision in its certificate of incorporation limiting or eliminating the personal liability of directors of the corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director (a) breached his/her duty of loyalty to the corporation or its stockholders, (b) acted not in good faith or in knowing violation of a law, (c) authorized the payment of a dividend or approved a stock repurchase in violation of DGCL or (d) obtained an improper personal benefit from a transaction.

        The Certificates of Incorporation of Power-One, Inc. ("Power-One") and New Power-One ("New Power-One") eliminate the liability to fullest extent permissible under applicable law of a director to the respective corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The Bylaws of Power-One and New Power-One provide for the indemnification by the respective corporation of each director, officer, employee and agent of the applicable corporation to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended. Section 145 of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

        In addition, Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Delaware law further provides that nothing in the above-described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

        We have entered into indemnification agreements with our directors and our officers containing provisions that require us to indemnify our directors and officers against liabilities that may arise by reason of their status or service as directors and/or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

        Should Section 2115 of the California Corporations Code apply to either Power-One or New Power-One, the applicable corporation's ability to indemnify its directors, officers, employees and agents pursuant to the applicable Certificate of Incorporation, the Bylaws, the Indemnity Agreements or otherwise may be further limited in accordance with the provisions of the California Corporations Code made applicable by Section 2115.

        The Company maintains an insurance policy that indemnifies directors and officers against certain liabilities under certain circumstances.

Item 21.    Exhibits and Financial Statement Schedules.

        1.     Exhibits.

Number	Description
2.1*	Agreement and Plan of Reorganization, dated as of [ ], 2010 (included as Appendix A to the Proxy Statement/Prospectus).
3.1*	Certificate of Incorporation of New Power-One, Inc. (included as Appendix B to the Proxy Statement/Prospectus).
3.2*	By-laws of New Power-One, Inc. (included as Appendix C to the Proxy Statement/Prospectus).
4.1*	Specimen of common stock certificate of New Power-One, Inc.
4.2*	Specimen of Series A Convertible Preferred Stock of New Power-One, Inc.
5.1*	Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the securities being registered.
23.1*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP.
23.3*	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 99.2).
24.1*	Power of Attorney (incorporated by reference to the signature page hereto).
99.1*	Form of Proxy.
99.2*	Opinion of Richards, Layton & Finger, P.A.

*
Previously filed.

Item 22.    Undertakings.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes:

  to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)    to include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

  that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)    any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)    the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)    any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

  that every prospectus: (i) that is filed pursuant to immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of the receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request;

  to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective; and

  that, for purposes of determining any liability under the Securities Act of 1933, each filing of an annual report by the registrant or Power-One, Inc. pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camarillo, State of California on April 26, 2010.

NEW POWER-ONE, INC.
By:	/s/ RICHARD J. THOMPSON
	Name:	Richard J. Thompson
	Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ RICHARD J. THOMPSON Richard J. Thompson	Director, President and Chief Executive Officer (Principal Executive Officer)	April 26, 2010
* Linda C. Heller	Senior Vice President—Finance, Treasurer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 26, 2010
* Jay Walters	Director and Chairman	April 26, 2010
* Kendall R. Bishop	Director	April 26, 2010
* Jon Gacek	Director	April 26, 2010
* Kambiz Hooshmand	Director	April 26, 2010
* Kyle Ryland	Director	April 26, 2010

Signature	Title	Date

* Ajay Shah	Director	April 26, 2010
* Mark Melliar-Smith	Director	April 26, 2010

by	/s/ RICHARD J. THOMPSON Name: Richard J. Thompson Attorney-in-Fact for the above officers and directors marked by an asterisk

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 20. Indemnification of Directors and Officers .
  Item 21. Exhibits and Financial Statement Schedules .
  Item 22. Undertakings .
SIGNATURES